STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") made and entered into as of March 31, 2011, between First Asia Holdings Limited (referred to herein as the "Company" and the "Seller"), a Canadian corporation, and KL Global Capital Limited, a Seychelles corporation (the "Buyer").

This Agreement sets forth the terms and conditions upon which Seller is selling to the Buyer and the Buyer is purchasing from the Seller all of issued share capital in Melo Biotechnology Limited ("Melo Biotech"), a British Virgin Islands company and wholly-owned subsidiary of the Company (the "Melo Biotech Stock"). Melo Biotech is the parent company of Melo International Holdings Limited ("Melo International").

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

I. SALE OF THE SHARES.

1.01

Sales of Melo Biotech Stock. Subject to the terms and conditions of this Agreement, the Seller is selling the Melo Biotech Stock to the Buyer.

1.02

Consideration.

(a)

Purchase Price. "The Purchase Price" of the Melo Biotech Stock shall be US$200,000 plus the assumption by the Buyer of all liabilities of Melo Biotech and Melo International. All other receivables standing at the books of Melo Biotech as of March 31, 2011, amounting to approximately US$1.1 million, shall be assigned to the Seller. The Purchase Price shall be paid either in cash or other equivalent assets within 180 days after the execution of this Agreement.

1.03

Closing. The Closing of the transactions shall take place on March 31, 2011.

1.04

Delivery by the Seller. At the Closing, the Seller shall deliver to Buyer an executed instrument of transfer representing the transfer of Melo Biotech Stock to the Buyer.

II. RELATED TRANSACTIONS.

2.01

Finder. The Seller and the Buyer acknowledge that there were no finders with respect to the transaction contemplated herein.

III. REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLER.

The Company and the Seller hereby represent and warrant as follows:

3.01

Organization, Capitalization, etc. Melo Biotech is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands, and is qualified in no other jurisdiction.

3.02

Authority; No Violation. The execution and delivery of this Agreement by the Company and by the Seller, and the consummation by them of the transactions contemplated hereby have been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or bylaws of the Company, or of

any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or Seller is a party or by which the Company or the Seller is bound.

3.03

Absence of Certain Changes. Since the Company's last filing with the SEC, Melo Biotech and Melo International have not:

(a)

Incurred any additional obligations or liabilities outside the ordinary course of business (whether absolute, accrued, contingent, or otherwise) which it either has not previously satisfied or will not satisfy at or before Closing;

(b)

Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent, or otherwise) outside the ordinary course of business;

(c)

Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action; or

3.04

Litigation. To the knowledge of the Company or the Seller, there are no actions, proceedings, or investigations pending or threatened against Melo Biotech and Melo International, and neither the Company nor the Seller know or have any reason to know of any basis for any such action, proceedings, or investigation. There is no event or condition of any kind or character pertaining to the business, assets, or prospects of Melo Biotech and Melo International that may materially and adversely affect such business, assets or prospects.

3.05

Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyer pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with proper information as to the Company and its affairs.

3.06 Ownership of Melo Biotech Stock. Seller is the record and beneficial owner of all Melo Biotech Stock to be transferred to the Buyer pursuant to this Agreement. All of the Melo Biotech Stock delivered by the Seller is free and clear of all voting trusts, agreements, arrangements, encumbrances, liens, claims and liabilities of every nature, and Seller is conveying clear and unencumbered title thereto to the Melo Biotech Stock.

3.07 Responsibility through Closing Date. Buyer shall be responsible for all bills, invoices, contingent liabilities and commitments incurred by the Company or Melo Biotech before the Closing Date and in association with the Closing.

IV. REPRESENTATIONS AND WARRANTIES BY BUYER.

Buyer hereby represents and warrant as follows:

4.01

Authority; No Violation. The execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby by Buyer has been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which

any of the individual Buyer is a party or by which any of the individual Buyer is bound.

4.02

Representations Regarding the Acquisition of the Melo Biotech Stock.

(a)

The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Seychelles, and is qualified in no other jurisdiction.

(b)

The Buyer understands the speculative nature and the risks of investments associated with Melo Biotech and confirms that it is able to bear the risk of the investment;

(c)

The Buyer has had the opportunity to ask questions of Melo Biotech and the Seller and receive additional information from the Company to the extent that the Company possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment Melo Biotech. Further, the Buyer has been given: (1) all material books and records of Melo Biotech and Melo International; (2) all material contracts and documents relating to the proposed transaction; and (3); an opportunity to question the appropriate executive officers of Melo Biotech and Seller.

(d)

The Buyer has sufficient knowledge and experience in financial and business matters, and is sufficiently familiar with investments of the type represented by the Melo Biotech Stock, including familiarity with previous private and public purchases of speculative and restricted securities, that it is capable of evaluating the merits and risks associated with purchase of the Melo Biotech Stock; and

(e)

In evaluating the merits of the purchase of the Melo Biotech Stock, Buyer has relied solely on its own investigation concerning Melo Biotech and has not relied upon any representations provided by the Company or by the Seller.

V. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

5.01

Survival of Representations. The representations, warranties and covenants made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith shall survive the Closing and shall apply until the first anniversary of the Closing Date.

VI. ADDITIONAL CONDITIONS TO CLOSING

6.01

Obligation of Buyer to Close. The Buyer shall not be obligated to close this transaction unless it is satisfied, following reasonable investigation, that all of the representations of Seller as of the date of execution of this Agreement and as of the date of Closing under this Agreement are true and correct in all material respects.

VII. MISCELLANEOUS

7.01

Expenses. Each of the parties shall bear its own expenses incurred in conjunction with the Closing hereunder.

7.02

Further Assurances. From time to time, at the request of the Buyer and without further consideration, the Seller shall execute and transfer such documents and take such action as the

Buyer may reasonably request in order to effectively consummate the transactions herein contemplated.

7.03

Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

7.04

Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

7.05

Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

7.06

Confidentiality. Each party hereby agrees that all information provided by the other party and identified as "confidential" will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement. If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession, or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

7.07

Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) to the parties at their address specified on the signature page hereto, with a copy sent as indicated on the signature page.

7.08

Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.09

Applicable Law. This Agreement shall be governed by, and construed in accordance with the laws of Hong Kong.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Buyer and the Seller on the date first above written.

BUYER:

KL Global Capital Limited

N. Guo

Director

Buyer's Address for Notices:

Second Floor, Capital City
Independence Avenue
P.O. Box 1008
Victoria, Mahe, Seychelles

For and on behalf of
KL GLOBAL CAPITAL LIMITED
國霖環球資本有限公司

Authorized Signature(s)

SELLER:

First Asia Holdings Limited

Fung Ming

President and CFO

Seller's Address for Notices:

Room A, 1/F, Tontex Building
2 Sheung Hei Street, Kowloon, Hong Kong